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                                                                EXHIBIT 23.1




                       Consent of Independent Auditors




Board of Directors
First Fidelity Bancorporation


We consent to the incorporation by reference in the registration statements listed below of First Fidelity Bancorporation of our report, dated January 18, 1995, relating to the consolidated statements of condition of First Fidelity Bancorporation and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1994, which report appears in the annual report on form 10K of First Fidelity Bancorporation for the fiscal year ended December 31, 1994.


Form S-8                      Form S-3
- --------                      --------

No. 33-20087                  No. 33-20121
No. 33-20088                  No. 33-21480
No. 33-20089                  No. 33-41710
No. 33-20090                  No. 33-41061
No. 33-29177                  No. 33-51577
No. 33-35613
No. 33-45404
No. 33-48712
No. 33-52469
No. 33-53721




KPMG PEAT MARWICK LLP

February 27, 1995
New York, New York